Exhibit 5.1

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293 Eisenhower Parkway Suite 135 Livingston NJ 07039	415 S Murphy Ave Sunnyvale Ca 94086	1180 Avenue of the Americas 8th Floor New York, NY 10036	1 Raffles Place - Tower 2, #20-61 Singapore 048616

March 25, 2026

Board of Directors
Next Technology Holding Inc.

1376-7 Oba, Kasukabe City, Saitama Prefecture
Grandage 3, Takebashi 408
Japan 344-0021

Re:	Registration Statement on Form S-3 (Registration No. 333-290266)

Ladies and Gentlemen:

We have acted as securities counsel to Next Technology Holding Inc., a Wyoming corporation (the “Company”), in connection with the above-referenced registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the base prospectus dated September 15, 2025 and amended on October 31, 2025, (the “Base Prospectus”) and the prospectus supplement dated March 25, 2026 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the offering and sale of (i) shares (the “Shares”) of common stock of the Company, no par value per share (the “Common Stock”); and (ii) pre-funded warrants to purchase shares of the Common Stock (the “Pre-Funded Warrant Shares”), pursuant to that certain Securities Purchase Agreement, dated as of March 25, 2026, by and between the Company and the purchasers party thereto (the “Purchase Agreement”).

We have reviewed and relied upon, without independent verification, such matters and documents, and the representations contained therein, as we have deemed necessary to render the opinions set forth below. Such documents include, without limitation:

(i) the Registration Statement and the Prospectus, including all exhibits filed therewith;

(ii) the Purchase Agreement;

(iii) Resolutions of the Board of Directors of the Company, dated March 24, 2026, approving the transactions contemplated under the Purchase Agreement;

(iv) An opinion letter issued by Long Reimer Winegar LLP, dated March 25, 2026, in connection with the transactions contemplated under the Purchase Agreement (the “Wyoming Opinion”); and

(v) Such statutes, records and other documents as we have deemed relevant.

In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, the legal competence of all signatories to such documents and that each signatory to such document has or will have sufficient legal capacity to execute such document. We assume that there exists no provision of any document other than those we have reviewed that bears upon or is inconsistent with this opinion.

We have further assumed that the Purchase Agreement has been duly authorized, executed, and delivered by all parties thereto other than the Company, and that the representations and warranties made by the parties in the Purchase Agreement are true, correct and complete.

In addition, we have not conducted any independent factual investigation of our own, but rather have relied solely upon the foregoing documents furnished for our review as listed above, the statements of facts and factual information set forth in said documents, and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and have assumed that such statements and representations are true, correct and complete without regard to any qualification as to knowledge or belief. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

We are members of the Bar of the State of California. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the internal laws of the State of California and the federal laws of the United States. In particular, we express no opinion as to matters governed by Wyoming law. With respect to any and all such matters, with your consent, we have relied upon the Wyoming Opinion, and the opinions expressed herein are subject to the same qualifications, assumptions and limitations as are set forth in the Wyoming Opinion. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision.

Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Our opinions set forth below with respect to the validity or binding effect of any security or obligation may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, marshaling, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors and secured parties or the obligations of debtors, (ii) general principles of equity (whether considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance or injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, and (iv) the effect of course of dealing, course of performance, oral agreements or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement.

In rendering the opinion below, we have also assumed that the Registration Statement and any required post-effective amendment thereto have all become (and remain) effective under the Securities Act and the Base Prospectus and the Prospectus Supplement have been duly and timely delivered and filed as required by applicable laws, (ii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Articles of Incorporation, including, without limitation the authorization thereunder of a sufficient number of shares of Common Stock, and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirements and restrictions imposed by any court or governmental body having jurisdiction over the Company, and (iii) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor.

Based upon the foregoing, and subject to the assumptions, qualifications, and limitations set forth herein, and in reliance on the Wyoming Counsel Opinion as to matters of Wyoming law, we are of the opinion that the Shares, when issued and delivered by the Company against payment therefor in accordance with the terms of the Purchase Agreement, will be duly and validly issued, fully paid, and non-assessable.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished solely in connection with the offering of the Shares pursuant to the Purchase Agreement and the Prospectus may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are we are an “expert” within the meaning of the Securities Act or in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ MagStone Law, LLP
MagStone Law, LLP

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